                     [MORRISON & FOERSTER LLP LETTERHEAD]


                               January 26, 1996



The Griffin Funds, Inc.
5000 Rivergrade Road
Irwindale, California  91706

     Re: Post-Effective Amendment No. 9 to The Griffin Funds, Inc. Registration Statement on Form N-1A
          ----------------------------------------------------------

Gentlemen:

     We refer to Post-Effective Amendment No. 9 and Amendment No. 12 to the Registration Statement on Form N-1A (SEC File Nos. 33-67148;811-7948) (the "Registration Statement") of The Griffin Funds, Inc., a Maryland corporation (the "Company"), relating to the registration of an indefinite number of shares of common stock of the Company's nine portfolios, namely Griffin Money Market Fund, Griffin Tax-Free Money Market Fund, Griffin Short-Term Bond Fund, Griffin U.S. Government Income Fund, Griffin Municipal Bond Fund, Griffin California Tax-Free Fund, Griffin Bond Fund, Griffin Growth & Income Fund and Griffin Growth Fund (collectively, the "Shares").

     We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

     We have examined documents relating to the organization of the Company and the authorization and issuance of shares of the Funds. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that:

The Griffin Funds, Inc.
January 26, 1996
Page Two


     The issuance and sale of the Shares have been duly and validly authorized by all appropriate corporate action and, assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the Company's then-current Registration Statement under the Securities Act of 1933, the Shares will be validly issued, fully paid and nonassessable.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we consent to the use of our name and to the reference to our firm under the heading "Legal Counsel" in the Prospectus and Statement of Additional Information, which are included as part of the Registration Statement.

                                       Very truly yours,



                                       /s/ Morrison & Foerster LLP

                                       MORRISON & FOERSTER LLP